EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE 26-22

Starry Announces Second Quarter 2022 Operational Results

Starry closes Q2 demonstrating strong year-over-year growth in customer relationships and network expansion

Boston, Mass. (July 12, 2022) – Starry Group Holdings, Inc. (NYSE: STRY) (the “Company” or “Starry”), a licensed fixed wireless technology developer and internet service provider, today announced operational results for the second quarter of 2022, which show that Starry continues to successfully execute on its business plan, delivering a strong increase in customer relationships, network expansion and driving an increase in penetration of homes serviceable.

“Sustained, consistent growth is key to Starry’s long-term success and as our team demonstrates every quarter, we are executing against our business plan to achieve our goals,” said Starry co-founder and Chief Executive Officer Chet Kanojia. “Our disciplined approach continues to serve us well - we delivered record results in the quarter that is traditionally the weakest for others across the broadband industry. Our team’s ability to simultaneously build new networks, add customers, deliver a delightful and reliable broadband experience and expand affordable broadband access to public and affordable housing communities is what I’m most proud of.”

Operational Highlights:

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Homes Serviceable: As of the end of the second quarter, homes serviceable were 5.7 million, an increase of 19.6 % year-over-year. The growth in homes serviceable was due to network improvements and expansion in existing markets.
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Customer Relationships: As of the end of the second quarter, customer relationships were 80,950, an increase of 69.4% year-over-year. The net additions in the quarter were a record 9,703. Starry saw growth in customer relationships in each of its six markets during the quarter.
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Penetration of homes serviceable: The Company increased penetration by a record 42 bps year-over-year to 1.43% by focusing sales and marketing efforts primarily on multiple dwelling units where Starry equipment had previously been installed.

Full financial results for the second quarter of 2022 will be released before the market opens on August 9, 2022.

Second Quarter 2022 Operational Update Snapshot

	As of June 30, 2022	As of June 30, 2021	YOY % Change
Homes Serviceable (a)	5.7m	4.7m	+19.6%
Customer Relationships (b)	80,950	47,786	+69.4%
Penetration of Homes Serviceable (c)	1.43%	1.01%	+42 bps

(a) Homes Serviceable are the estimated households that we could serve using the network that we have deployed in our markets at a given date. These estimates are based upon the information available at this time.

(b) Customer Relationships include customers who have signed up for a service and all units that are billed under our bulk billing arrangements where a building owner, association, or other third-party is invoiced for a specific number of units within multiple dwelling unit buildings.

(c) Penetration of Homes Serviceable is the ratio of the total number of Customer Relationships to the total number of Homes Serviceable and represents the percentage of households that can receive service with which we have developed a Customer Relationship.

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About Starry Group Holdings, Inc.

At Starry (NYSE: STRY), we believe the future is built on connectivity and that connecting people and communities to high-speed, broadband internet should be simple and affordable. Using our innovative, wideband hybrid-fiber fixed wireless technology, Starry is deploying gigabit capable broadband to the home without bundles, data caps, or long-term contracts. Starry is a different kind of internet service provider. We’re building a platform for the future by putting our customers first, protecting their privacy, ensuring access to an open and neutral net, and making affordable connectivity and digital equity a priority. Headquartered in Boston, Starry is currently available in Boston, New York City, Los Angeles, Washington, DC, Denver and Columbus, OH. To learn more about Starry or to join our team and help us build a better internet, visit: https://starry.com.

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding our strategy, competitive position and opportunities in the marketplace, and our anticipated business and financial performance. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include the risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ben Barrett, Starry

bbarrett@starry.com

investors@starry.com

Media Contact:

Mimi Ryals, Starry

mryals@starry.com

press@starry.com